UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2012

FIRST POTOMAC REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of principal executive offices)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 9, 2012, First Potomac Realty Trust (the “Company”) and First Potomac Realty Investment Limited Partnership, the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 1,600,000 of its 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, par value $0.001 per share (the “Series A Preferred Shares”). Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 200,000 Series A Preferred Shares to cover overallotments, which the Underwriters exercised on March 13, 2012. The offering was a reopening of the Company’s original issuance of the Series A Preferred Shares, which occurred in January 2011.

The Company estimates that the net proceeds from this offering will be approximately $43.7 million, including the Underwriters’ full exercise of their over-allotment option. The Company intends to contribute the net proceeds from this offering to the Operating Partnership in exchange for additional Operating Partnership units, and the Operating Partnership intends to use the net proceeds from this offering to repay a portion of the balance outstanding under its unsecured revolving credit facility (the “Credit Facility”) and for working capital and general corporate purposes. The offering of the Series A Preferred Shares closed on March 14, 2012.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The closing of the offering was subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

The Underwriters have performed commercial banking, investment banking and advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., which are Underwriters in the offering, are lenders under the Credit Facility and therefore will receive a portion of the net proceeds from the offering through the partial repayment of indebtedness under the Credit Facility. Affiliates of Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and PNC Capital Markets LLC also act as agents in connection with the Credit Facility and have received and will continue to receive customary compensation in connection with the Credit Facility.

Amendment to Operating Partnership Agreement

In connection with the offer and sale of the Series A Preferred Shares described above, on March 14, 2012, the Company, as the sole general partner of the Operating Partnership, executed Amendment No. 18 to the Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Amendment”). The Amendment designated and authorized the issuance of up to an additional 1,800,000 of the Partnership’s 7.750% Series A Preferred Partnership Units, with a liquidation preference of $25.00 per Series A Preferred Partnership Unit (the “Series A Preferred Units”), to the Company as the general partner of the Operating Partnership. The Series A Preferred Units have economic terms that are substantially similar to the Company’s Series A Preferred Shares.

The additional Series A Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Operating Partnership, senior to the common units of limited partnership interest of the Company, on parity with other partnership units of the Operating Partnership, the terms of which place them on parity with the Series A Preferred Units, and junior to all partnership units of the Operating Partnership the terms of which specifically provide that such partnership units rank senior to the Series A Preferred Units.

A copy of the Amendment is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2012, the Company filed Articles Supplementary with the Maryland State Department of Assessments and Taxation classifying and designating an additional 1,800,000 of the Company’s authorized preferred shares of beneficial interest, par value $0.001 per share, as Series A Preferred Shares. The Articles Supplementary became effective on March 14, 2012. A copy of the Articles Supplementary establishing the additional Series A Preferred Shares is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 9, 2012, by and among the Company, First Potomac Realty Investment Limited Partnership and Wells Fargo Securities, LLC, as representative of the several Underwriters named on Schedule A

3.1	Articles Supplementary Establishing Additional 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Series A Preferred Shares

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

10.1	Amendment No. 18 to Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership

23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

Date: March 14, 2012	/s/ Joel F. Bonder
Joel F. Bonder Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 9, 2012, by and among the Company, First Potomac Realty Investment Limited Partnership and Wells Fargo Securities, LLC, as representative of the several Underwriters named on Schedule A

3.1	Articles Supplementary Establishing Additional 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Series A Preferred Shares

8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters

10.1	Amendment No. 18 to Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership

23.1	Consent of Hogan Lovells US LLP (included in Exhibits 5.1 and 8.1)